EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP






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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 2001 included in Waypoint Financial Corp.'s Form 10-K for the year ended December 31, 2000.


Arthur Andersen LLP

Lancaster, PA


December 18, 2001

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